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                                                                     Exhibit 4.3

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                  AMERICAN CRAFT BREWING INTERNATIONAL LIMITED

                                       AND

                         NATIONAL SECURITIES CORPORATION

                                    --------


                                REPRESENTATIVE'S

                                WARRANT AGREEMENT

                         DATED AS OF SEPTEMBER 11, 1996


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          REPRESENTATIVE'S  WARRANT  AGREEMENT  dated as of  September  11, 1996 between  AMERICAN CRAFT BREWING  INTERNATIONAL  LIMITED,  a Bermuda company (the
"Company"),   and  NATIONAL  SECURITIES  CORPORATION  (hereinafter  referred  to variously as the "Holder" or the "Representative").

                              W I T N E S S E T H:

          WHEREAS, the Company proposes to issue to the Representative warrants ("Warrants") to purchase up to an aggregate of 158,000 shares of Common Stock, par value $0.01 per share, of the Company and/or 158,000 redeemable common stock purchase warrants of the Company ("Redeemable Warrants"), each Redeemable
Warrant to purchase one additional share of Common Stock (as hereinafter defined); and

          WHEREAS, the Representative has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of the date hereof between the Company and the several underwriters listed therein to act as the Representative in connection with the Company's proposed public offering of up to 1,580,000 shares of Common Stock and 1,580,000 Redeemable Warrants (the "Public Warrants") at a public offering price of $5.50 per share of Common Stock and $0.10 per Public Warrant (the "Public Offering"); and

          WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representative in consideration for, and as part of the Representative's compensation in connection with, the Representative acting as the Representative pursuant to the Underwriting Agreement;



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          NOW, THEREFORE,  in consideration of the premises,  the payment by the
Representative  to the Company of an aggregate  fifteen dollars and eighty cents
($15.80),   the  agreements  herein  set  forth  and  other  good  and  valuable consideration, hereby acknowledged, the parties hereto agree as follows:

          1. Grant. The Representative (or its designees) is hereby granted the right to purchase, at any time from September 11, 1997, until 5:30 p.m., New York time, on September 11, 2001, up to an aggregate of 158,000 shares of Common Stock and/or 158,000 Redeemable Warrants at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $7.70 per share of Common Stock and $0.14 per Redeemable Warrant, subject to the terms and conditions of this Agreement. One Redeemable Warrant is exercisable to purchase one additional share of Common Stock at an initial exercise price of $11.34 from March 11, 1997 until 5:30 p.m. New York time on September 11, 2001, at which time the Redeemable Warrants shall expire. Except as set forth herein, the shares of Common Stock and the Redeemable Warrants issuable upon exercise of the Warrants are in all respects identical to the shares of Common Stock and the Public Warrants being purchased by the Underwriters for resale to the public pursuant to the terms and provisions of the Underwriting Agreement. The shares of Common Stock and the Redeemable Warrants issuable upon exercise of the Warrants are sometimes hereinafter referred to collectively as the "Securities."

          2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

          3.      Exercise of Warrant.


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          'ss'3.1 Method of Exercise.  The Warrants initially are exercisable at an  aggregate  initial  exercise  price  (subject to  adjustment  as provided in
Section 8 hereof) per share of Common Stock and Redeemable  Warrant set forth in
Section 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock and/or Redeemable Warrants purchased at the Company's principal executive offices in Metairie, Louisiana (presently located at 1 Galleria Boulevard, Suite 912, Metairie, Louisiana 70001) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased and a certificate or certificates for the Redeemable
Warrants  so  purchased.   The  purchase  rights  represented  by  each  Warrant
Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock and Redeemable Warrants underlying the Warrants). In the event the Company redeems all of the Public Warrants (other than the Redeemable Warrants underlying the Warrants), then the Warrants may only be exercised if such exercise is accompanied by the simultaneous exercise of the Redeemable Warrant(s) underlying the Warrants being so exercised. Warrants may be exercised to purchase all or part of the shares of Common Stock together with an equal or unequal number of the Redeemable Warrants represented thereby. In the case of the purchase of less than all the shares of
Common  Stock  and/or   Redeemable   Warrants   purchasable  under  any  Warrant
Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock and/or Redeemable Warrants purchasable thereunder.

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          'ss'3.2 Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 in exchange for the number of shares of Common Stock equal to the quotient derived from DIVIDING the NUMERATOR (X) an amount equal to the DIFFERENCE BETWEEN (A) the SUM OF (1) the number of shares of Common Stock as to which the Warrants are being exercised MULTIPLIED by the per share Market Price, AND (2) the number of Redeemable Warrants as to which the Warrants are being exercised MULTIPLIED by the per Redeemable Warrant Market Price, AND (3) the number of shares of Common Stock issuable upon exercise of the Redeemable Warrants underlying the Warrants being exercised MULTIPLIED by the per share Market Price, AND (B) the SUM OF (1) the number of Warrants which are being exercised MULTIPLIED by the Exercise Price AND (2) the number of Redeemable Warrants included in the Warrants which are being exercised MULTIPLIED by the exercise price per Redeemable Warrant (as calculated pursuant to the Redeemable Warrant Agreement (hereinafter defined)) as then in effect, BY the DENOMINATOR (Y) the per share Market Price of the Common Stock. Solely for the purposes of this paragraph, Market Price shall be calculated either (i) on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 14 hereof ("Notice Date") or (ii) as the average of the Market Prices for each of the five trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

          'ss'3.3 Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be (i) when referring to the Common Stock, the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported


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sale prices for the last three (3) trading  days,  in either case as  officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or by the Nasdaq SmallCap Market ("Nasdaq/SC"), or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith (using customary valuation methods) by resolution of the members of the Board of Directors of the Company, based on the best information available to it or (ii) when referring to a Redeemable Warrant, the last reported sales price, or, in the case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Redeemable Warrants are listed or admitted to trading or by Nasdaq/SC, or, if the Redeemable Warrants are not listed or admitted to trading on any national securities exchange or quoted by Nasdaq, the average closing bid price as furnished by the NASD through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Redeemable Warrants are not quoted on Nasdaq or are no longer outstanding, the Market Price of a Redeemable Warrant shall equal the difference between the Market Price of the Common Stock and the Exercise Price of the Redeemable Warrant.

          4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock and/or Redeemable Warrants and/or other securities, properties or rights underlying such Warrants and, upon the exercise of the Redeemable Warrants, the issuance of certificates for shares of Common Stock and/or other securities,


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properties or rights underlying such Redeemable Warrants shall be made forthwith
(and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          The Warrant Certificates and the certificates representing the shares of Common Stock and the Redeemable Warrants underlying the Warrants and the shares of Common Stock underlying the Redeemable Warrants (and/or other securities, properties or rights issuable upon the exercise of the Warrants or the Redeemable Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer. Certificates representing the shares of Common Stock and Redeemable Warrants, and the shares of Common Stock underlying each Redeemable Warrant (and/or other securities, properties or rights issuable upon exercise of the Warrants) shall be dated as of the Notice Date (regardless of when executed or delivered) and dividend bearing securities so issued shall accrue dividends from the Notice Date.


                                      -6-

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          5.  Restriction  On  Transfer  of  Warrants.  The  Holder of a Warrant
Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to officers of the Representative.

          6.       Exercise Price.

          'ss'6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $7.70 per share of Common Stock and $0.14 per Redeemable Warrant. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof. Any transfer of a Warrant shall constitute an automatic transfer and assignment of the registration rights set forth in
Section 7 hereof with respect to the Securities or other securities, properties or rights underlying the Warrants.

          'ss'6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context or unless otherwise specified.

          7.   Registration Rights.

          'ss'7.1 Registration Under the Securities Act of 1933. The Warrants, the shares of Common Stock and Redeemable Warrants issuable upon exercise of the Warrants, the shares of Common Stock issuable upon exercise of the Redeemable Warrants issuable upon exercise of the Warrants and any of the other securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") have been registered under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's Registration Statement on Form S-1 (Registration No. 333-


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6033)  (the  "Registration  Statement"),  except  for  3,504  shares  of  Common
Stock issuable upon exercise of the Redeemable Warrants issuable upon exercise of the Warrants (the "Unregistered Shares"), which Unregistered Shares shall bear the legend set forth below until such Unregistered Shares have been registered under the Act. All of the representations and warranties of the Company contained in the Underwriting Agreement relating to the Registration Statement, the Preliminary Prospectus and Prospectus (as such terms are defined in the Underwriting Agreement) and made as of the dates provided therein, are incorporated by reference herein. The Company agrees and covenants (i) promptly to file post-effective amendments to such Registration Statement as may be necessary in order to maintain its effectiveness and otherwise to take such action as may be necessary to maintain the effectiveness of the Registration Statement as long as any Warrants are outstanding and (ii) within forty-five
(45) days after the Market Price of the Common Stock initially equals or exceeds $10.00 per share of Common Stock, to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Representative and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Unregistered Shares for nine (9) consecutive months by such Holders. In the event that, for any reason whatsoever, the Company shall
fail  to  maintain  the  effectiveness  of  the  Registration   Statement,   the
certificates representing the Warrant Securities shall bear the following legend:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to
          (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of


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          counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.


          'ss'7.2 Piggyback Registration. If, at any time commencing after the date hereof and expiring seven (7) years thereafter, the Company proposes to register any of its securities under the Act (other than pursuant to Form S-4, Form S-8 or a comparable registration statement) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Representative and to all other Holders of the Warrants and/or the Warrant Securities of its intention to do so. If the Representative or other Holders of the Warrants and/or Warrant Securities notify the Company within twenty (20) business days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford the Representative and such Holders of the Warrants and/or Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement (sometimes referred to herein as a "Piggyback Registration").

          Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

          If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their good faith opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i)



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first,  the securities the Company  proposes to sell,  (ii) second,  the Warrant
Securities requested to be included in such registration, pro rata among the Holders of such Warrant Securities on the basis of the number of Warrant Securities of such Holders requested to be included in such registration, and
(iii) third, other securities requested to be included in such registration.

          If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's Common Stock, and the managing underwriters advise the Company in writing that in their good faith opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration pursuant to a demand registration right, pro rata among such holders, (ii) second, the Warrant Securities requested to be included by Holders under this Section 7.2 on a pro rata basis based upon the number of Warrant Securities of such Holders requested to be included in such registration and (iii) third, other securities requested to be included in such registration.

          'ss'7.3 Demand Registration.

          (a) At any time commencing after the date hereof and expiring five (5) years thereafter, the Holders of the Warrants and/or Warrant Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Representative and Holders, in order to comply with the provisions of the Act, so as


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to permit a public offering and sale of their respective  Warrant Securities for nine (9) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Securities who notify the Company within ten (10) days after receiving notice from the Company of such request.

          (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Securities within ten
(10) days from the date of the receipt of any such registration request.

          (c) Intentionally omitted.

          (d) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Warrant Securities within the time period specified in Section 7.4(a) hereof pursuant to the written notice specified in Section 7.3(a) of a Majority of the Holders of the Warrants and/or Warrant Securities, the Company may, at its option, upon the written notice of election of a Majority of the Holders of the Warrants and/or Warrant Securities requesting such registration, repurchase (i) any and all Warrant Securities of such Holders at the higher of the Market Price per share of Common Stock and per Redeemable Warrant on (x) the date of the notice sent pursuant to Section 7.3(a) or (y) the expiration of the period specified in
Section 7.4(a) and (ii) any and all Warrants of such Holders at such Market Price less the Exercise Price of such Warrant. Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 7.4(a) or (ii) the delivery of the written notice of election specified in this Section 7.3(d).


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          (e) For a period not to exceed thirty (30) days, the Company shall not be prevented from delaying a registration statement pursuant to this Agreement at any time when the Company, in its good faith judgment, reasonably believes that the filing thereof at the time requested, or the offering of Warrant Securities pursuant thereto, would require the disclosure of non-public material information not otherwise required to be disclosed under the Act or the Exchange Act (as hereinafter defined) that would be detrimental to the Company or would materially and adversely affect (a) a bona fide pending or scheduled public offering of the Company's securities pursuant to a bona fide letter of intent entered into prior to delivery of a notice by a Holder(s) of the exercise of his or its demand registration rights pursuant to this Section 7.3, or (b) an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by or of the Company.

          'ss'7.4 Covenants of the Company With Respect to Registration. In connection with any registration under Sections 7.1, 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

          (a) The Company shall use its best efforts to file a registration statement within forty-five (45) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

          (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.1, 7.2 and 7.3 hereof including, without


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limitation,  the  Company's  legal  and accounting fees, printing expenses, blue sky fees and expenses.

          (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

          (d) The Company shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify each of the Underwriters contained in Section 7 of the Underwriting Agreement; provided, however, that the Company shall be under no obligation to indemnify any such Holder(s) or controlling persons for any untrue statement of a material fact or omission of a material fact contained in any preliminary prospectus, registration statement or prospectus prepared pursuant to this Section 7, or any amendment thereof or supplement thereto, which was made in reliance upon and in strict conformity with written information furnished to the Company with respect to any


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Holder by or on behalf of  such Holder expressly for use in any such preliminary prospectus, registration statement or prospectus, or any amendment thereof or supplement thereto.

          (e) The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

          (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

          (g) Intentionally omitted.

          (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

          (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

          (j) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.

          (k) The Company shall enter into an underwriting agreement with the managing underwriters selected for such underwriting by Holders holding a
Majority of the Warrant Securities requested to be included in such underwriting, which may include the Representative. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriter(s), and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter(s). The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter(s) except as they may relate to such Holders and their intended methods of distribution.

          (l) In addition to the Warrant Securities, upon the written request therefor by any Holder(s), the Company shall include in the registration statement any other securities of the Company held by such Holder(s) as of the date of filing of such registration statement, including without limitation restricted shares of Common Stock, options, warrants or any other securities convertible into shares of Common Stock; provided, however, that such Holder(s) will pay all additional accountable costs, fees and expenses attributable to the inclusion of any other securities of the Company held by such Holder(s) in any registration statement prepared by the Company pursuant to Section 7 hereof. The Company shall remain liable for all costs, fees and expenses which it is required to pay in connection with the registration of the Warrant Securities pursuant to Section 7.4(b).

          (m) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants or Warrant Securities, shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Securities that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

          (n) Notwithstanding anything to the contrary contained herein, all registration rights granted any Holder under Sections 7.1, 7.2 or 7.3 hereof shall terminate as to any such Holder upon such Holder becoming eligible to resell his or its Warrants or Warrant Securities pursuant to the provisions of paragraph (k) of Rule 144 promulgated under the Act ("Rule 144"), provided that no other provisions of Rule 144 in any way limit such Holder's resale of his or its Warrants or Warrant Securities.

          8. Adjustments to Exercise Price and Number of Securities.

          'ss'8.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

          'ss'8.2 Stock Dividends and Distributions. In case the Company shall pay a dividend in, or make a distribution of, shares of Common Stock or of the Company's capital stock convertible into Common Stock, the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this
Section 8.2 shall be made as of the record date for the subject stock dividend or distribution.

          'ss'8.3 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Warrant Securities issuable upon the exercise at the adjusted exercise price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          'ss'8.4 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Memorandum of Amalgamation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either the Warrant Securities or a like number of such securities with greater or superior voting rights.

          'ss'8.5 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter

(until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of securities of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

          'ss'8.6  No  Adjustment  of  Exercise  Price  in  Certain  Cases.   No
adjustment of the Exercise Price shall be made:

               (a) Upon the issuance or sale of the Warrants or the Warrant Securities issuable upon the exercise of the Warrants;

               (b) If the amount of said adjustment shall be less than two cents
          (24) per Warrant Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (24) per Warrant Security.


          9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

          10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Redeemable Warrants upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or Redeemable Warrants or other securities, properties or rights.

          11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants and the Redeemable Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock, Redeemable Warrants and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Redeemable Warrants underlying the Warrants and payment of the respective Redeemable Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercises shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants and Redeemable Warrants and all Redeemable Warrants underlying the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock or the Public Warrants issued to the public in connection herewith may then be listed and/or quoted on Nasdaq/SC or Nasdaq.

          12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                      (a) the Company  shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings or capital surplus (in accordance with applicable law), as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                      (b) the  Company  shall  offer to all the  holders  of its
               Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                      (c) a  dissolution,  liquidation  or  winding  up  of  the
               Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event to the Representative and the Holders at least thirty (30) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

          13. Redeemable Warrants.

          The form of the certificate representing Redeemable Warrants (and the form of election to purchase shares of Common Stock upon the exercise of Redeemable Warrants and the form of assignment printed on the reverse thereof) shall be substantially as set forth in Exhibit "A" to the Warrant Agreement dated as of the date hereof by and among the Company, the Representative and The Bank of New York (the "Redeemable Warrant Agreement"). Each Redeemable Warrant issuable upon exercise of the Warrants shall evidence the right to initially purchase a fully paid and non-assessable share of Common Stock at an initial purchase price of $11.34 from March 11, 1997 until 5:30 p.m. New York time on September 11, 2001 at which time the Redeemable Warrants, unless the exercise period has been extended, shall
                                      -22-
expire. The exercise price of the Redeemable Warrants and the number of shares of Common Stock issuable upon the exercise of the Redeemable Warrants are subject to adjustment, whether or not the Warrants have been exercised and the Redeemable Warrants have been issued, in the manner and upon the occurrence of the events set forth in Section 8 of the Redeemable Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Redeemable Warrants underlying the Warrants, each registered holder of such Redeemable Warrant shall have the right to purchase from the Company (and the Company shall issue to such registered holders) up to the number of fully paid and non-assessable shares of Common Stock (subject to adjustment as provided herein and in the Redeemable Warrant Agreement), free and clear of all preemptive rights of stockholders, provided that such registered holder complies with the terms governing exercise of the Redeemable Warrant set forth in the Redeemable Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms of the Redeemable Warrant Agreement. Upon exercise of the Redeemable Warrants, the Company shall forthwith issue to the registered holder of any such Redeemable Warrant in his name or in such name as may be directed by him, certificates for the number of shares of Common Stock so purchased. Except as otherwise provided in this Agreement, the Redeemable Warrants underlying the Warrants shall be governed in all respects by the terms of the Redeemable Warrant Agreement. The Redeemable Warrants shall be transferable in the manner provided in the Redeemable
Warrant Agreement, and upon any such transfer, a new Redeemable Warrant Certificate shall be issued promptly to the transferee. The Company covenants to, and agrees with, the Holder(s) that without the prior written consent of a Majority of the Holder(s), which will not be unreasonably withheld, the Redeemable Warrant Agreement will not be modified, amended, canceled, altered or superseded, and that the Company will send to each Holder, irrespective of whether or not the Warrants have been exercised, any and all notices required by the Redeemable Warrant Agreement to be sent to holders of Redeemable Warrants.

          14. Notices.

          All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

               (a) If to any Holder, to the address of such Holder as shown on the books of the Company;

               (b) If to the Representative, to 1001 Fourth Avenue, Suite 2200, Seattle, Washington 98154, Attention: General Counsel; or

               (c) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.


          15. Supplements and Amendments. The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any Holders (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders.

          16. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

          17.  Termination.  This  Agreement  shall  terminate  at the  close of business on September 11, 2003. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on September 11, 2009.

          18. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

          The Company, the Representative and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 14 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

          19. Entire  Agreement;  Modification.  This  Agreement  (including the
Underwriting Agreement and the Redeemable Warrant Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

          20. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

          21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

          22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole benefit of the Company and the Representative and any other registered Holders of Warrant Certificates or Warrant Securities.

          23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       AMERICAN CRAFT BREWING
                                       INTERNATIONAL LIMITED

                                       By:  /s/ PETER W. H. BORDEAUX
                                            -----------------------------
                                            Peter W. H. Bordeaux
                                            Chairman

Attest:

  /s/ JAMES L. AKE
-------------------
     James L. Ake
     Secretary


                                       NATIONAL SECURITIES CORPORATION

                                       By: /s/ STEVEN A. ROTHSTEIN
                                          --------------------------------
                                          Steven A. Rothstein
                                          Chairman

                                                                       EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                  5:30 P.M., NEW YORK TIME, SEPTEMBER 11, 2001

No. W-                                                      Warrants to Purchase
                                              ____ Shares of Common Stock and/or
                                                        ____ Redeemable Warrants

                               WARRANT CERTIFICATE

          This Warrant Certificate certifies that ______, or registered assigns, is the registered holder of ________ Warrants to purchase initially, at any time from September 11, 1997 until 5:30 p.m. New York time on September 11, 2001 ("Expiration Date"), up to __________ fully-paid and non-assessable shares of common stock, par value $0.01 per share ("Common Stock"), of AMERICAN CRAFT BREWING INTERNATIONAL LIMITED, a Bermuda company (the "Company"), and/or _____ Redeemable Warrants of the Company (one Redeemable Warrant entitling the owner to purchase one fully-paid and non-assessable share of Common Stock) at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $7.70 per share of Common Stock and $0.14 per Redeemable Warrant upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Representative's Warrant Agreement dated as of September 11, 1996 between the Company and NATIONAL SECURITIES CORPORATION (the "Warrant Agreement"). Payment of the

Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.

          No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

          Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

          Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.


                                      A-2


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


          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of September 16, 1996

                                      AMERICAN CRAFT BREWING
                                      INTERNATIONAL LIMITED

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

[ ]  _____________________  shares of Common Stock;

[ ]  _____________________  Redeemable Warrants;

[ ]  _____________________  shares of Common Stock together with an equal number of Redeemable Warrants; or

[ ]  _____________________  shares of Common Stock together with
     _____________________  Redeemable Warrants.

and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House funds to the order of American Craft Brewing International Limited in the amount of $_______________________, all in accordance with the terms of Section 3.1 of the Representative's Warrant Agreement dated as of September 11, 1996 between American Craft Brewing
International   Limited  and  National  Securities Corporation.  The undersigned requests that a certificate for such securities be registered in the name of _____________________ whose address is ______________________ and that such Certificate be delivered to __________________________ whose address is _____________________.


Dated:

                                       Signature________________________________
                                       (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                                        ________________________________________
                                       (Insert Social Security or Other
                                        Identifying Number of Holder)

              [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]

     The  undersigned   hereby   irrevocably   elects  to  exercise  the  right,
represented by this Warrant Certificate, to purchase:


[ ]  _____________________  shares of Common Stock;

[ ]  _____________________  Redeemable Warrants;

[ ]  _____________________  shares of Common Stock together with an equal number of Redeemable Warrants; or

[ ]  _____________________  shares of Common Stock together with
     _____________________  Redeemable Warrants.

and herewith tenders in payment for such securities ________ Warrants all in accordance with the terms of Section 3.2 of the Representative's Warrant
Agreement dated as of September 11, 1996 between American Craft Brewing International Limited and National Securities Corporation. The undersigned requests that a certificate for such securities be registered in the name of _______________ whose address is _________________ and that such Certificate be delivered to _____________________ whose address is _________________________.


Dated:



                                       Signature________________________________
                                       (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                                        ________________________________________
                                       (Insert Social Security or Other
                                        Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)

          FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto

________________________________________________________________________________


                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint___________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.




Dated:________________                 Signature________________________________
                                       (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                                        ________________________________________
                                       (Insert Social Security or Other
                                        Identifying Number of Assignee)